UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2024, Plug Power Inc., a Delaware corporation (the “Company”), announced that Sanjay K. Shrestha has been appointed to serve as the Company’s President, effective November 13, 2024. Following the appointment of Mr. Shrestha, Andrew J. Marsh will continue to serve as the Company’s Chief Executive Officer and as a director.

Mr. Shrestha joined the Company as Chief Strategy Officer and Executive Vice President in April 2019, and was appointed as General Manager, Energy Solutions in January 2021. Prior to joining the Company, from 2015 to 2019, Mr. Shrestha served as both the Chief Investment Officer of Sky Solar Holdings, which owns and operates solar projects in Japan, Europe and the Americas, and President of Sky Capital America, which owns and operats solar projects in North and South America. From 2013 to 2015, he led the renewables investment banking effort at FBR Capital Markets (now known as B. Riley Financial, Inc.). Prior to joining FBR Capital Markets, Mr. Shrestha was the global head of renewables research coverage at Lazard Capital Markets and worked at First Albany Capital, where he built the firm’s renewables and industrial research practice. Mr. Shrestha serves as an independent director on the board of directors of Fusemachines, an artificial intelligence talent and education solutions company. In addition, Mr. Shrestha currently serves on the boards of directors of AccionaPlug S.L., which is the Company’s joint venture with Acciona Generación Renovable, S.A., and Hidrogenii, which is the Company’s joint venture with Niloco Hydrogen Holdings LLC, a wholly-owned subsidiary of Olin Corporation. Mr. Shrestha received a Bachelor of Science and an honorary doctorate degree in 2022 from The College of Saint Rose.

In connection with his new role, Mr. Shrestha will be entitled to an increase in annual base salary to $500,000. There is no arrangement or understanding between either Mr. Shrestha and any other person pursuant to which he was appointed as President. There are no family relationships between Mr. Shrestha and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Shrestha is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, in connection with his appointment.

Item 7.01	Regulation FD Disclosure

As previously disclosed, the Company will host its 2024 Plug Symposium at its Vista manufacturing facility in Slingerlands, New York starting at 9:00 a.m. Eastern Time on November 13, 2024. During the symposium, certain of the Company’s officers will provide highlights of the Company’s business, including its applications, and certain of the Company’s officers and outside guest speakers will provide an overview of the hydrogen economy and the state of the industry. A copy of the presentation that will be used at the symposium is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. A recording of the webcast will be available on the Company's website for a period of time following the call.

In connection with the foregoing, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information included in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 of this Current Report on Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall this item, Exhibit 99.1 or Exhibit 99.2 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title
99.1	Presentation of Plug Power Inc., dated November 13, 2024.
99.2	Press Release of Plug Power Inc., dated November 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: November 13, 2024	By:	/s/ Paul Middleton
	Name:	Paul Middleton
	Title:	Chief Financial Officer